AGENCY AGREEMENT

November 27, 2009

Argentex Mining Corporation
602 – 1112 West Pender Street
Vancouver, BC V6E 2S1

Attention:        Kenneth Hicks, President

Dear Sirs:

The undersigned, Wellington West Capital Markets Inc. and Canaccord Capital Corporation (the “Agents”), understand that Argentex Mining Corporation (the “Company”) proposes to issue and sell up to 5,960,814 units of the Company (the “Units”) at a price of $0.70 (the “Subscription Price”) per Unit for aggregate gross proceeds of up to $4,172,570. Each Unit shall consist of one Common Share (a “Unit Share”) and one-half of one non-transferable Common Share purchase warrant (each whole Common Share purchase warrant, a “Warrant”). Each Warrant shall entitle the holder thereof to acquire one additional Common Share (a “Warrant Share”) at a price of $0.90 per Warrant Share at any time prior to the Expiry Date (as hereinafter defined).

Upon and subject to the terms and conditions set forth herein, the Agents hereby agree to act, and upon acceptance hereof, the Company hereby appoints the Agents, as the Company’s exclusive agents, to offer for sale by way of private placement on a “best efforts” basis, without underwriter liability, the Units to be issued and sold pursuant to the Offering and the Agents agree to arrange for purchasers of the Units in the Selling Jurisdictions (as hereinafter defined). It is hereby acknowledged and agreed that offers and sales of the Units to, or for the account or benefit of, U.S. Persons (as hereinafter defined) and persons within the United States (as hereinafter defined) shall be conducted in accordance with Schedule “C” hereto.

In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall pay to the Agents at the Closing Time (as hereinafter defined) the Commission (as hereinafter defined) and deliver the Broker Warrants (as hereinafter defined) in such amounts and with such terms as set out in Section 12 hereto. The obligation of the Company to pay the Commission and issue the Broker Warrants shall arise at the Closing Time and the Commission shall be fully earned by the Agents upon the completion of the Offering.

DEFINITIONS

In this Agreement, in addition to the terms defined above, the following terms shall have the following meanings:

“Affiliates” means the affiliates of the Agents;

“Aggregate Subscription Price” means the aggregate subscription proceeds from the sale and issue of the Units;

“Agreement” means this agreement, being the agreement resulting from the acceptance by the Company of the offer made by the Agents hereby, including all schedules attached hereto;

“Broker Shares” has the meaning ascribed to such term in Section 12 hereof;

“Broker Warrants” has the meaning ascribed to such term in Section 12 hereof;

“Broker Warrant Certificates” means the certificates evidencing the Broker Warrants and containing the terms thereof;

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in the City of Toronto, Ontario or Vancouver, British Columbia are not open for business;

“Closing” means the completion of the purchase and sale of the Units as contemplated by this Agreement and the Subscription Agreements;

“Closing Date” means the day on which the Closing shall occur, being November 27, 2009 or such other date as the Agents and the Company may determine;

“Closing Time” means 9:00 a.m. (Vancouver time) on the Closing Date or such other time on the Closing Date as the Company and the Agents may determine;

“Common Shares” means the shares of common stock in the capital of the Company;

“Commission” has the meaning ascribed to such term in Section 12 hereof;

“CRA” means the Canada Revenue Agency;

“Debt Instrument” means any note, loan, bond, debenture, indenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money or other liability to which the Company is a party or otherwise bound and which is material to the Company;

“Early Expiry Date” means 30 days following the receipt by the Purchaser of the Early Expiry Notice;

“Early Expiry Event” means the date on which the Common Shares have traded on the TSX-V or the OTC-BB for a period of 30 consecutive trading days with an average closing price greater than $1.25; and if the average price on the OTC-BB is used, the Company shall calculate the price in Canadian dollars using the “$US/$CDN noon rate” as published from time to time on the Bank of Canada website;

“Early Expiry Notice” means a written notice from the Company advising the Purchaser of the Early Expiry Event, such notice to be sent within five (5) Business Days following the Early Expiry Event, and provided that the Company shall not give such notice to the holder until the Registration Statement has been declared effective by the SEC;

“Environmental Laws” has the meaning ascribed to such term in Section 4.1.3(e);

“Environmental Permits” has the meaning ascribed to such term in Section 4.1.3(f);

“Expiry Date” means the earlier of: (i) the date that is 24 months following the Closing Date; and (ii) the Early Expiry Date;

“Financial Statements” has the meaning ascribed to such term in Section 4.1.1(r);

“including” means including without limitation;

“Leased Premises” means the premises which are material to the Company and which the Company occupies as a tenant;

“Material Agreement” means any material contract, commitment, agreement (written or oral), instrument, lease or other document (including option agreements), including licence agreements and agreements relating to intellectual property, to which the Company is a party or otherwise bound and which is material to the Company;

“Material Subsidiary” means SCRN Properties Ltd., a Delaware corporation;

“misrepresentation”, “material fact”, “material change”, “affiliate”, “associate”, and “distribution” have the respective meanings ascribed thereto in the Securities Act (British Columbia) in effect on the date hereof;

“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions;

“OTC-BB” means the OTC Bulletin Board;

“Person” includes any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning;

“Public Disclosure Documents” means, collectively, all of the documents which have been filed by or on behalf of the Company prior to the Closing Time with the relevant Securities Regulators pursuant to the requirements of Securities Laws, including all documents filed on SEDAR at www.sedar.com and on EDGAR at www.sec.gov;

“Purchasers” means the persons who, as purchasers or beneficial purchasers, acquire the Units by duly completing, executing and delivering the applicable Subscription Agreements and any other required documentation;

“Registration Statement” means the registration statement of the Company on Form S-1, or a successor form, and as such Registration Statement may be amended from time to time under the U.S. Securities Act, to be filed with the SEC in order to register the Warrant Shares for resale;

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Rule 144” means Rule 144 under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Securities Laws” means all applicable securities laws in each of the Selling Jurisdictions and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, notices, orders, blanket rulings and other regulatory instruments issued by the Securities Regulators thereunder, and all applicable rules and policies of the TSX-V and the OTC-BB, except for any securities laws and regulations of any state of the United States;

“Securities Regulators” means, collectively, the securities commissions or other securities regulatory authorities in the Selling Jurisdictions or the relevant Selling Jurisdiction as the context so requires, except for any securities regulatory authority of any state of the United States;

“Selling Jurisdictions” means all provinces of Canada, the United States and all states of the United States and any other jurisdictions outside of Canada and the United States as mutually agreed to by the Company and the Agents;

“Subscription Agreements” means, collectively, the subscription agreements for the Units, in the form agreed upon by the Agents and the Company pursuant to which Purchasers agree to subscribe for and purchase the Units pursuant to the Offering as herein contemplated and shall include, for greater certainty, all schedules thereto; and “Subscription Agreement” means any one of them, as the context requires;

“subsidiary” and “subsidiaries” shall have the meaning ascribed thereto in the Business Corporations Act (British Columbia);

“Subscription Price” has the meaning ascribed to such term on the face page of this Agreement;

“Taxes” shall have the meaning ascribed in Section 4.1.1(cc);

“Transfer Agent” means Computershare Investor Services Inc.;

“TSX-V” means the TSX Venture Exchange;

“Unit” has the meaning ascribed to such term on the face page of this Agreement;

“Unit Shares” has the meaning ascribed to such term on the face page of this Agreement;

“United States” and “U.S” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” means a U.S. person as that term is defined in Regulation S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

“Warrant Certificates” means the definitive form of certificates representing the Warrants;

“Warrant Share” has the meaning ascribed to such term on the face page of this Agreement; and

“Warrant” has the meaning ascribed to such term on the face page of this Agreement.

TERMS AND CONDITIONS

        1.         (a)         Sale on Exempt Basis. The Agents shall offer for sale and sell the Units pursuant to the Offering in the Selling Jurisdictions on a private placement basis in compliance with all applicable Securities Laws such that the offer and sale of the Units does not obligate the Company to file a prospectus, a registration statement or other offering document or deliver an offering memorandum or other offering document under applicable Securities Laws.

               (b)         Filings. The Company undertakes to file, or cause to be filed, all forms or undertakings required to be filed by the Company in connection with the issue and sale of the Units so that the distribution of the Units may lawfully occur without the necessity of filing a prospectus, a registration statement or an offering memorandum in the Selling Jurisdictions, and the Agents undertake to use its commercially reasonable best efforts to cause Purchasers to complete any forms required by Securities Laws. All fees payable in connection with such filings shall be at the expense of the Company.

             (c)         No Offering Memorandum. Neither the Company nor the Agents shall (i) provide to prospective purchasers of the Units any document or other material that would constitute an offering memorandum or future oriented financial information within the meaning of Securities Laws; or (ii) engage in any form of general solicitation or general advertising in connection with the offer and sale of the Units, including but not limited to, causing the sale of the Units to be advertised in any newspaper, magazine, printed public media, printed media or similar medium of general and regular paid circulation, broadcast over radio, television or telecommunications, including electronic display, or conduct any seminar or meeting relating to the offer and sale of the Units whose attendees have been invited by general solicitation or advertising.

2.         (a)         Covenants. The Company hereby covenants to the Agents and to the Purchasers and their permitted assigns, and acknowledges that each of them is relying on such covenants in connection with the purchase of the Units, that the Company (including its successors and assigns if applicable) will:

(i)

use its best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Securities Laws in each of the Provinces of British Columbia and Alberta and in the United States until the date that is two years following the Closing Date, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a “reporting issuer” so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate laws and the policies of the TSX-V;

(ii)

duly execute and deliver this Agreement, the Subscription Agreements, the Warrant Certificates and the Broker Warrant Certificates at the Closing Time, and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Company;

(iii)

ensure that the Unit Shares, upon issuance shall be duly issued as fully paid and non-assessable securities of the Company, and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Subscription Agreements;

(iv)

ensure that the Warrants, upon issuance, shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Warrant Certificates;

(v)

ensure that at all times prior to the expiry of the Warrants, sufficient Warrant Shares are allotted and reserved for issuance upon the due and proper exercise of the Warrants and the Warrant Shares, upon issuance in accordance with the terms of the Warrant Certificates, shall be issued as fully paid and non- assessable securities in the capital of the Company;

(vi)

ensure that the Broker Warrants, upon issuance, shall be duly and validly created, authorized and issued and shall have the attributes corresponding in all material respects to the description thereof set forth in this Agreement and the Broker Warrant Certificates;

(vii)

ensure that at all times prior to the expiry of the Broker Warrants, sufficient Broker Shares are allotted and reserved for issuance upon exercise of the Broker Warrants, and the Broker Shares, upon issuance in accordance with the terms of the Broker Warrant Certificates, shall be duly issued as fully paid and non-assessable securities of the Company;

(viii)

use its best efforts to ensure that the Unit Shares, Warrant Shares and Broker Shares are conditionally approved for listing and trading on the TSX-V on or prior to the Closing Date and remain listed for trading on the TSX-V for a period of two years following the Closing Date;

(ix)

execute and file with the Securities Regulators and the TSX-V all forms, notices and certificates required to be filed by the Company pursuant to the Securities Laws and the policies of the TSX-V in the time required by the applicable Securities Laws and the policies of the TSX-V, including, for greater certainty, Form 45-106F1 of NI 45-106 and any other forms, notices and certificates set forth in the opinions delivered to the Agents pursuant to the closing conditions set forth in Section 6 hereof, as are required to be filed by the Company;

(x)

not issue or sell, or announce the issuance or sale of any Common Shares or any securities convertible into or exchangeable for or exercisable to acquire Common Shares, at a price lower than the Subscription Price, for a period of 120 days from the Closing Date, without the prior consent of the Agents, such consent not to be unreasonably withheld, other than pursuant to (a) currently outstanding rights or agreements, including options, warrants and other convertible securities and any rights which have been granted or issued, subject to any necessary regulatory approval; (b) currently outstanding options granted to officers, directors, employees or consultants of the Company or any subsidiary thereof pursuant to the Company’s stock option plan; or (c) the Company’s stock option plan.

(xi)

cause the officers and directors of the Company to enter into lock-up agreements to be executed on the Closing Date, pursuant to which such individuals agree not to directly or indirectly, offer, sell or otherwise dispose of any Common Shares, except in connection with: (a) a continuation or similar corporate reorganization; (b) receipt by the Company of an offer which has not been withdrawn to enter into a transaction or arrangement or proposed transaction or arrangement pursuant to which, if entered into or completed substantially in accordance with its terms, a party could, directly or indirectly acquire a 100% interest (including an economic interest) in, or become a 100% holder of the Common Shares, whether by way of takeover offer, scheme of arrangement, reverse takeover, dual-listed company structure or other synthetic merger, transaction, arrangement or otherwise; (c) sales to affiliates of such officer or director; or (d) the death of such officer or director;

(xii)

use commercially reasonable efforts to prepare and file with the SEC as soon as practicable and in any event not later than 45 days following the Closing Date, the Registration Statement, in form and substance satisfactory to the Agents and their counsel, acting reasonably, and any such Registration Statement shall also cover, to the extent allowable under the U.S. Securities Act and the rules promulgated thereunder, such indeterminate number of additional Common Shares resulting from stock splits, stock dividends or similar transactions with respect to the Warrant Shares;

(xiii)

respond to any comments from the SEC and have the Registration Statement declared effective as soon as practicable after the date it is filed, and keep the Registration Statement effective until the earlier of: (a) the date all of the selling stockholders named in the Registration Statement can sell all of the Warrant Shares pursuant to Rule 144; and (b) the Expiry Date, provided that the selling stockholders furnish in writing to the Company all information within their possession or knowledge that the Company or its counsel may reasonably require in order to keep the Registration Statement effective;

(xiv)

ensure that at the respective times the Registration Statement and any post- effective amendments thereto become effective, the Registration Statement and any amendments and supplements thereto will comply in all material respects with the Securities Laws in the United States and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that this representation shall not extend to information and statements included therein upon and in conformity with information furnished to the Company by or on behalf of the Agents or any Purchaser);

(xv)

use the net proceeds of the Offering to fund ongoing exploration programs at the Company’s properties in the Patagonia region of Argentina, including the Company’s Pinguino Property located in Santa Cruz, Argentina comprised of the claims as set forth in Schedule “B” attached hereto, for working capital and for general corporate purposes;

(xvi)	allow the Agents and their representatives the opportunity to conduct all due diligence which the Agents may reasonably require to be conducted prior to the Closing Date; and

(xvii)	fulfill or cause to be fulfilled, at or prior to the Closing Date, each of the conditions set out in Section 6.

            (b)         The Agents hereby covenant and agree to conduct all activities in connection with the Offering in compliance with Securities Laws and all other laws applicable to the Agents and obtain from each Purchaser a completed and executed Subscription Agreement (including all certifications, forms and other documentation contemplated thereby or as may be required by applicable securities regulatory authorities) in a form acceptable to the Company and the Agents.

3.         (a)         Material Changes During Distribution. During the period from the date hereof to the Closing Date, the Company shall promptly notify the Agents (and, if requested by the Agents, confirm such notification in writing) of any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company.

                          During the period from the date hereof to the Closing Date, the Company shall promptly, and in any event, within any applicable time limitation, comply with all applicable filing and other requirements under Securities Laws as a result of such change. During such period the Company shall in good faith discuss with the Agents any fact or change in circumstances (actual, anticipated, contemplated or threatened, financial or otherwise) which is of such a nature that there is reasonable doubt as to whether notice in writing need be given to the Agents pursuant to this Section 3.

            (b)         Press Releases. The Company agrees that it shall obtain prior approval of the Agents as to the content and form of any press release relating to the Offering, such approval not to be unreasonably withheld or delayed. In addition, if required by the relevant securities laws, any press release announcing or otherwise referring to the Offering shall include an appropriate notation on each page as follows: “Not for distribution to U.S. news wire services, or dissemination in the United States” or shall otherwise comply with Rule 135c under the U.S. Securities Act.

4.         (a)         Representations and Warranties of the Company. The Company represents and warrants to the Agents and to the Purchasers, and acknowledges that each of them is relying upon such representations and warranties in purchasing the Units, that:

4.1.1	General Matters

(a)

the Company (i) has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and capacity to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to create, issue and sell the Units and to enter into and carry out its obligations under this Agreement, the Subscription Agreements, the Warrant Certificates and the Broker Warrant Certificates;

(b)

the Company has no subsidiaries other than as listed below and the Company beneficially owns, directly or indirectly, the percentage indicated below of the issued and outstanding shares in the capital of the Material Subsidiary free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands of any kind whatsoever, all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares and no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Material Subsidiary or any other security convertible into or exchangeable for any such shares:

Name	Jurisdiction of Incorporation or Continuance	Beneficial Equity/Voting Ownership
SCRN Properties Ltd.	Delaware	100%

(c)

the Material Subsidiary (i) has been duly incorporated in its respective jurisdiction of incorporation and is and will at the Closing Time be up-to-date in all material corporate filings and in good standing under the laws of such jurisdiction, as the case may be, and (ii) has all requisite corporate power and authority to carry on its respective business as now conducted and to own, lease and operate its properties and assets;

(d)	no proceedings have been taken, instituted or, to the knowledge of the Company, are pending for the dissolution or liquidation of the Company or the Material Subsidiary;

(e)

the Company and the Material Subsidiary are, in all material respects, conducting their businesses in compliance with all applicable laws, rules and regulations (including all material applicable federal, provincial, municipal, and local environmental anti-pollution and licensing laws, regulations and other lawful requirements of any governmental or regulatory body, including but not limited to relevant exploration, concessions and permits) of each jurisdiction in which their respective business is carried on and are licensed, registered or qualified in all jurisdictions in which they own, lease or operate their properties or carry on business to enable their respective business to be carried on as now conducted and their property and assets to be owned, leased and operated and all such licences, registrations and qualifications are valid, subsisting and in good standing and they have not received a notice of non-compliance, nor do they know of, nor have reasonable grounds to know of, any facts that could give rise to a notice of non- compliance with any such laws, regulations or permits which could have an adverse material effect on the Company or the Material Subsidiary and will at the Closing Time be valid, subsisting and in good standing;

(f)

all necessary corporate action has been taken or will have been taken at or prior to the Closing Time by the Company so as to (i) validly issue the Unit Shares on Closing as fully paid and non-assessable Common Shares; (ii) validly create, authorize and issue the Warrants on Closing; (iii) allot, reserve and authorize the issuance of Warrant Shares, as fully paid and non-assessable securities in the capital of the Company upon the due exercise of the Warrants in accordance with the terms of the Warrant Certificates; (iv) validly create, authorize and issue the Broker Warrants on Closing; and (v) allot, reserve and authorize the issuance of the Broker Shares as fully paid and non-assessable Common Shares upon the due exercise of the Broker Warrants in accordance with the terms of the Broker Warrant Certificates;

(g)

each of the execution and delivery of this Agreement, the Subscription Agreements, the Warrant Certificates and the Broker Warrant Certificates and the performance of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and upon the execution and delivery thereof shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, provided that enforcement thereof may be limited by laws affecting creditors’ rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability is subject to the provisions of the Limitation Act (British Columbia);

(h)

at the Closing Time, all consents, approvals, permits, authorizations or filings as may be required under Securities Laws necessary for the execution and delivery of this Agreement, the Subscription Agreements, the Warrant Certificates and the Broker Warrant Certificates, the issuance and sale of the Unit Shares and the Warrants, the creation and issuance of the Warrants and the Broker Warrants, the issuance and sale of the Warrant Shares and the Broker Shares upon exercise of the Warrants and the Broker Warrants respectively, and the consummation of the transactions contemplated hereby and thereby have been made or obtained, as applicable, other than filings required to be submitted within the applicable time frame pursuant to applicable Securities Laws;

(i)

neither the Company nor the Material Subsidiary are in default or breach of, and the execution and delivery of this Agreement, the Subscription Agreements, the Warrant Certificates and Broker Warrant Certificates and the performance by the Company of its obligations hereunder or thereunder, the issue and sale of the Unit Shares, the Warrants, the Warrant Shares, the Broker Warrants, and the Broker Shares and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms of or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company including Securities Laws and the securities laws of any other Selling Jurisdiction; (B) the constating documents, articles or resolutions of the Company which are in effect at the date of hereof; (C) any Debt Instrument or Material Agreement; or (D) any judgment, decree or order binding the Company or the property or assets of the Company;

(j)

the Unit Shares to be issued and sold as hereinbefore described have been, or prior to the Closing Time will be, authorized and reserved for issuance and when certificates representing the Unit Shares have been countersigned by the Transfer Agent, issued, delivered and paid for, the Unit Shares will be validly issued and fully paid and non-assessable;

(k)

the Warrants and Broker Warrants to be issued as hereinbefore described have been, or prior to the Closing Time will be, validly created and authorized for issuance and when the Warrant Certificates and Broker Warrant Certificates have been executed, issued and delivered by the Company, the Warrants and Broker Warrants will be validly issued;

(l)

the authorized capital of the Company consists of 100,000,000 Common Shares, and 100,000,000 shares of preferred stock of which, as of the close of business on November 26, 2009, 37,960,940 Common Shares and nil shares of preferred stock were outstanding as fully paid and non-assessable shares of the Company;

(m)

neither the Company nor the Material Subsidiary is aware of any legislation, or proposed legislation published by a legislative body, which they anticipate will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company or the Material Subsidiary, on a consolidated basis;

(n)

the currently issued and outstanding Common Shares are listed and posted for trading on the TSX-V and the OTC-BB and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Units or the issuance of the Broker Warrants or the trading of any of the Company’s issued securities has been issued and no proceedings for such purpose has been threatened or, to the best knowledge of the Company, are pending;

(o)

neither the Company nor the Material Subsidiary has taken any action which would be reasonably expected to result in the delisting or suspension of the Common Shares on or from the TSX-V or the OTC-BB and the Company is currently in material compliance with the rules and regulations of the TSX-V and the OTC-BB;

(p)

except as referred to in Schedule “A” hereto, no person now has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company;

(q)	since January 31, 2009, except as disclosed in the Public Disclosure Documents:

(i)

there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company or the Material Subsidiary on a consolidated basis;

	(ii)	there has not been any material change in the capital stock or long-term debt of the Company or the Material Subsidiary on a consolidated basis; and

	(iii)	the Company and the Material Subsidiary have carried on their business in the ordinary course;

(r)

the audited consolidated financial statements of the Company for the fiscal year ended January 31, 2009 and the unaudited interim financial statements for the six- month period ended July 31, 2009 (the “Financial Statements”), present fairly, in all material respects, the financial condition of the Company, on a consolidated basis, for the periods then ended and have been prepared in accordance with United States generally accepted accounting principles;

(s)

there are no material actions, proceedings or investigations (whether or not purportedly by or on behalf of the Company or the Material Subsidiary) threatened against or affecting or to the best knowledge of the Company pending against the Company or the Material Subsidiary at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign;

(t)

the Company is, and will at the Closing Time be, a “reporting issuer”, not included in a list of defaulting reporting issuers maintained by the Securities Regulators in the Provinces of British Columbia and Alberta and in particular, without limiting the foregoing, the Company has at all times complied with its obligations to make timely disclosure of all material changes relating to it and there is no material change relating to the Company or the Material Subsidiary which has occurred and with respect to which the requisite news release has not been disseminated or material change report has not been filed with the Securities Regulators;

(u)

all filings and fees required to be made and paid by the Company pursuant to Securities Laws and general corporate law have been made and paid and the information and statements set forth in the Public Disclosure Documents were accurate in all material respects and did not contain any misrepresentation or include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case as of the date of such information or statement, and the Company has not filed any confidential material change report with any Securities Regulators that is still maintained on a confidential basis;

(v)

all filings required to be made by the Company in the United States pursuant to the U.S. Exchange Act, have been made and the Company covenants to remain current with all such filings for a period of two years following the Closing Date;

(w)	the auditors of the Company, are independent public accountants as required by the Securities Laws;

(x)	there has not been any “reportable event” (within the meaning of National Instrument 51-102 of the Canadian Securities Administrators) with the present or any former auditor of the Company;

(y)

there is not, in the constating documents, by-laws or in any Debt Instrument, Material Agreement, or other instrument or document to which the Company or Material Subsidiary are a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company or the payment of dividends by the Company to the holders of its Common Shares;

(z)

neither the Company nor the Material Subsidiary are party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or Material Subsidiary to compete in any line of business, transfer or move any of their assets or operations or which materially or adversely affects the business practices, operations or condition of the Company or the Material Subsidiary;

(aa)

other than the Company and as provided for in Section 5 of this Agreement, there is no person that is or will be entitled to the proceeds of this Offering under the terms of any Debt Instrument, Material Agreement, or other instrument or document (written or unwritten);

(bb)

neither the Company nor the Material Subsidiary is a party to any agreement, nor is the Company aware of any agreement, which in any manner affects the voting control of any of the securities of the Company or the Material Subsidiary;

(cc)

all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company and the Material Subsidiary have been paid except for where the failure to pay such taxes would not constitute an adverse material fact of the Company and the Material Subsidiary on a consolidated basis or result in an adverse material change to the Company and the Material Subsidiary on a consolidated basis. All tax returns, declarations, remittances and filings required to be filed by the Company and the Material Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading except where the failure to file such documents would not constitute an adverse material fact of the Company and the Material Subsidiary on a consolidated basis or result in an adverse material change to the Company and the Material Subsidiary. To the best of the knowledge of the Company, no examination of any tax return of the Company or the Material Subsidiary is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any taxes that have been paid, or may be payable, by the Company or the Material Subsidiary, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact of the Company or of the Material Subsidiary or result in an adverse material change to the Company and the Material Subsidiary on a consolidated basis;

(dd)

neither the Company nor the Material Subsidiary, nor to the best of the Company’s knowledge, any other person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by the Company or the Material Subsidiary or such other person under any Debt Instrument or Material Agreement and all such contracts are in good standing, and no event has occurred which with notice or lapse of time or both would constitute such a default by the Company, the Material Subsidiary or, to the best of the Company’s knowledge, any other party;

(ee)

all option agreements, licenses, leases and claims concerning mining interests to which the Company or the Material Subsidiary is a party or has an interest or is otherwise bound, are in good standing, and other than in respect of royalties payable in connection with the Company’s mineral property interests as disclosed in the Public Disclosure Documents, there are no liens or encumbrances registered or outstanding against the interests therein or the properties related thereto and all payment obligations thereunder have been met, and to the best knowledge of the Company after due inquiry, the title to the mineral property interests held by the

Company or the Material Subsidiary are valid, subsisting and enforceable titles held by the titleholder who are party to the respective option agreements;

(ff)	the attributes of the Unit Shares and Warrants will conform in all material respects with the description thereof in the Subscription Agreements and in this Agreement;

(gg)

the Company will use its best efforts to obtain the necessary regulatory consents from the TSX-V for the issue and sale of the Unit Shares and Warrants, the issuance of the Broker Warrants and the listing of the Unit Shares, Warrant Shares and Broker Shares hereunder on such conditions as are acceptable to the Agents and the Company, acting reasonably;

(hh)	the Transfer Agent at its principal transfer office in the City of Vancouver, British Columbia has been duly appointed as the registrar and transfer agent in Canada in respect of the Common Shares;

(ii)

other than as disclosed in the Public Disclosure Documents, none of the directors, officers or employees of the Company, any known holder of more than ten per cent of any class of shares of the Company, or any known associate or affiliate of any of the foregoing persons or companies (as such terms are defined in the Securities Act (British Columbia)), has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction with the Company which, as the case may be, materially affected, is material to or will materially affect the Company or the Material Subsidiary on a consolidated basis;

(jj)

there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(kk)

other than the Agents (or any members of their selling group) pursuant to this Agreement, there is no person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the Offering or transactions contemplated herein;

(ll)

neither the Company nor the Material Subsidiary are a party to any Debt Instrument or has any material loans or other indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any person not dealing at arm’s length with them;

(mm)

the assets of the Company and the Material Subsidiary and their respective businesses and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and neither the Company nor the Material Subsidiary have failed to promptly give any notice or present any material claim thereunder;

(nn)

with respect to each of the Leased Premises, the Company and the Material Subsidiary occupy the Leased Premises and have the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company or the Material Subsidiary occupies the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement and the completion of transactions described herein by the Company, will not afford any of the parties to such leases or any other person the right to terminate such lease or result in any additional or more onerous obligations under such leases;

(oo)

all information which has been prepared by the Company relating to the Company or the Material Subsidiary and their respective businesses, property and liabilities and either publicly disclosed or provided to the Agents including all financial, marketing, sales and operational information provided to the Agents and all Public Disclosure Documents was, as of the date of such information, true and correct in all material respects, and no fact or facts have been omitted therefrom which would make such information materially misleading as at the date thereof;

(pp)

there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the U.S. Securities Act;

(qq)

neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(rr)

the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering

Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(ss)

neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.1.2    Due Diligence Matters

(a)	prior to the Closing Time, the Company will allow the Agents to conduct all due diligence which they may reasonably require;

(b)

the Company will promptly notify the Agents in writing if, prior to the Closing Time, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Agents) or any event or development involving a prospective material change or a change in a material fact or any other material change in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), capital, ownership, control or management of the Company or the Material Subsidiary which would constitute a material change to, or a change in a material fact concerning the Company or the Material Subsidiary or any other change which is of such a nature;

(c)

the Company will in good faith discuss with the Agents as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact or other change described in the preceding paragraph; and

(d)

the minute books and records of the Company and the Material Subsidiary, which the Company has made available to the Agents and their counsel Cassels Brock & Blackwell LLP in connection with their due diligence investigation of the Company for the period from inception to the date of examination thereof are all of the minute books and substantially all of the records of the Company and the Material Subsidiary for such period and contain copies of all constating documents, including all amendments thereto, and all proceedings of securityholders and directors (and committees thereof) and are complete in all material respects.

4.1.3	Mining and Environmental Matters

(a)

the Company and the Material Subsidiary are the absolute legal and beneficial owners of and have good and marketable title to, all of the material property or assets thereof as described in the Public Disclosure Documents, and other than in respect of royalties payable on the properties as disclosed in the Public Disclosure Documents, such material properties and assets are free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and no other property rights (including access rights) are necessary for the conduct of the business of the Company and the Material Subsidiary as currently conducted or contemplated to be conducted; the Company knows of no claim or basis for any claim that might or could adversely affect the right of the Company or the Material Subsidiary to use, transfer or otherwise exploit such property rights; and, except as disclosed in the Public Disclosure Documents, the Company and the Material Subsidiary have no responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof;

(b)

the Company and the Material Subsidiary holds either freehold title, mining leases, mining claims or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located in respect of the ore bodies and minerals located in properties in which the Company and the Material Subsidiary have an interest as described in the Public Disclosure Documents under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company and the Material Subsidiary to access the property and explore the minerals relating thereto; all such property, leases or claims and all property, leases or claims in which the Company and the Material Subsidiary have any interests or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting; the Company and the Material Subsidiary have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company and the Material Subsidiary have an interest as described in the Public Disclosure Documents granting the Company and the Material Subsidiary the right and ability to access the property and explore for minerals for development purposes as are appropriate in view of their respective rights and interests therein, with only such exceptions as do not materially interfere with the access and use by the Company and the Material Subsidiary of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above are currently in good standing in the name of the Company and the Material Subsidiary;

(c)

any and all of the agreements and other documents and instruments pursuant to which the Company and the Material Subsidiary holds its material property and assets (including any option agreement or any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company and the Material Subsidiary are not in default of any of the material provisions of any such agreements, documents or instruments, nor has any such default been alleged. None of the properties (or any option agreement or any interest in, or right to earn an interest in, any property) of the Company and the Material Subsidiary are subject to any right of first refusal or purchase or acquisition rights;

(d)

there are no claims with respect to native rights currently threatened or, to the best knowledge of the Company, pending with respect to any of the material properties of the Company and the Material Subsidiary;

(e)

the Company and the Material Subsidiary are in material compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign, including laws, ordinances, regulations or orders, relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances (the “Environmental Laws”);

(f)

the Company and the Material Subsidiary have obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the business carried on by the Company and the Material Subsidiary, and each Environmental Permit is valid, subsisting and in good standing and the neither the Company nor the Material Subsidiary is in material default or breach of any Environmental Permit and no proceeding has been threatened, or to the best knowledge of the Company, is pending to revoke or limit any Environmental Permit;

(g)

the Company and the Material Subsidiary have not used, except in material compliance with all Environmental Laws and Environmental Permits, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any hazardous substance;

(h)

neither the Company nor the Material Subsidiary, nor to the knowledge of the Company, if applicable, any predecessor companies, have received any notice of, or been prosecuted for an offence alleging, non-compliance with any laws, ordinances, regulations and orders, including Environmental Laws, and neither the Company nor the Material Subsidiary, nor to the knowledge of the Company, if applicable, any predecessor companies have settled any allegation of non- compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Company and the Material Subsidiary, nor has the Company received notice of any of the same;

(i)

there have been no past unresolved or threatened, and to the best of the Company’s knowledge, there are no pending claims, complaints, notices or requests for information received by the Company or the Material Subsidiary with respect to any alleged material violation of any law, statute, order, regulation, ordinance or decree; and to the best of the Company’s knowledge, no conditions exist at, on or under any property now or previously owned, operated or leased by the Company and the Material Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under any law, statute, order, regulation, ordinance or decree that, individually or in the aggregate, has or may reasonably be expected to have any materially adverse effect with respect to the Company and the Material Subsidiary;

(j)

except as ordinarily or customarily required by applicable permit, the Company and the Material Subsidiary have not received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any law including any Environmental Laws. The Company and the Material Subsidiary have not received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites;

(k)

all exploration operations on the properties of the Company and the Material Subsidiary have been conducted in all respects in accordance with good mining and engineering practices and all applicable material workers’ compensation and health and safety and workplace laws, regulations and policies have been complied with;

(l)

there are no environmental audits, evaluations, assessments, studies or tests relating to the Company and the Material Subsidiary except for ongoing assessments conducted by or on behalf of the Company and the Material Subsidiary in the ordinary course; and

	(m)	the Company is in compliance with the provisions of National Instrument 43- 101–Standards of Disclosure for Mineral Projects, and has filed all technical reports required thereby.

	(n)	the Company’s Pinguino Project is comprised of the claims as set forth in Schedule “B” attached hereto, all of which are valid and in good standing.

4.1.4	Employment Matters

(a)

each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the “Employee Plans”) has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Securities Laws;

(b)

all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company; and

(c)	there is not currently any labour disruption which is adversely affecting or could adversely affect, in a material manner, the carrying on of the business of the Company or the Material Subsidiary.

            (b)        Representations and Warranties of the Agents. The Agents hereby represent and warrant to the Company and acknowledges that the Company is relying upon such representations and warranties, that:

(i)	in respect of the offer and sale of the Units, the Agents will comply with all Securities Laws;

(ii)

the Agents and their Affiliates and representatives have not engaged in or authorized, and will not engage in or authorize, any form of general solicitation or general advertising in connection with or in respect of the Units in any newspaper, magazine, printed media of general and regular paid circulation or any similar medium, or broadcast over radio or television or otherwise or conducted any seminar or meeting concerning the offer or sale of the Units whose attendees have been invited by any general solicitation or general advertising;

(iii)

the Agents have not and will not solicit offers to purchase or sell the Units so as to require the filing of a prospectus, registration statement, offering memorandum or any continuous disclosure documents, or the provision of a contractual right of action under the laws of any jurisdiction ;

(iv)

the Agents will use their reasonable best efforts to obtain from each Purchaser an executed Subscription Agreement and all other applicable forms, reports, undertakings and documentation required under the Securities Laws or required by the Company, acting reasonably; and

(v)

the Agents are duly registered pursuant to the provisions of the Securities Laws, and is a member in good standing of the Investment Industry Regulatory Organization of Canada, and is duly registered or licensed as an investment dealer in those jurisdictions in which its is required to be so registered in order to perform the services contemplated by this Agreement, or if or where not so registered or licensed, the Agents will act only through members of a selling group who are so registered or licensed; and

(vi)

the Agents are not persons within the United States or a U.S. Person, the Broker Warrants were not offered to the Agents in the United States and this Agreement has not been signed by the Agents in the United States.

5.        Closing Deliveries. The purchase and sale of the Units shall be completed at the Closing Time at the offices of Clark Wilson LLP, Vancouver, British Columbia or at such other place as the Agents and the Company may agree upon in writing. At the Closing Time, the Company shall duly and validly deliver to the Agents in the City of Toronto: (a) certificates in definitive form representing the Unit Shares and Warrants issued to the Purchasers under the Offering registered in the names of the Purchasers as indicated on their respective Subscription Agreements and as directed by the Agents, against payment to the Company of the Aggregate Subscription Price therefor, in lawful money of Canada by certified cheque or bank draft payable at par in the City of Toronto, or by electronic money transfer; and (b) the Broker Warrant Certificates. The Agents and the Company may discharge their payment obligations under this section by delivery of certified cheques or bank drafts from the Agents to the Company, or by electronic money transfer equal to the Aggregate Subscription Price for the Units issued under the Offering, less (i) the Commission (as defined below in Section 12); and (ii) the reasonable out-of-pocket costs and expenses of the Agents, including fees and disbursements of counsel to the Agents as set out in Section 8 herein, which amount for clarity will be deducted from the proceeds of the sale of the Units. The Agents will provide a detailed breakdown of all expenses at Closing.

6.        Closing Conditions. Each Purchaser’s obligation to purchase the Units shall be conditional upon the fulfilment at or before the Closing Time of the following conditions:

(a)

the Agents shall have received a certificate, dated as of the Closing Date, signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, or such other officers of the Company as the Agents may agree, certifying for and on behalf of the Company, to the best of their knowledge, information and belief, that:

(i)

no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Common Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

	(ii)	the Company has duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Time; and

(iii)

the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Agreement.

(b)

the Agents shall have received at the Closing Time on the Closing Date certificates dated the Closing Date, signed by appropriate officers of the Company addressed to the Agents and their counsel, with respect to the articles and by-laws of the Company, all resolutions of the Company’s board of directors relating to this Agreement and the transactions contemplated hereby and thereby, the incumbency and specimen signatures of signing officers in the form of a certificate of incumbency and such other matters as the Agents may reasonably request;

(c)

the Agents shall have received at the Closing Time, evidence that all requisite approvals, consents and acceptances of the appropriate regulatory authorities and the TSX-V required to be made or obtained by the Company in order to complete the Offering have been made or obtained;

(d)	the issuance (and listing, as applicable) of the Unit Shares, Warrants, Warrant Shares, Broker Warrants and Broker Shares shall have been conditionally accepted by the TSX- V;

(e)

the Agents shall have received favourable legal opinions addressed to the Agents and the Purchasers, in form and substance satisfactory to the Agents’ counsel acting reasonably, dated the Closing Date, from Clark Wilson LLP, counsel to the Company and where appropriate, counsel in the other Selling Jurisdictions, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company, with respect to the following matters:

(i)

as to the incorporation and good standing of the Company under the laws of the State of Delaware and as to the corporate power and authority of the Company to carry out its obligations under this Agreement, the Subscription Agreements, the Warrant Certificates, the Broker Warrant Certificates and to issue the Unit Shares, the Warrants, the Warrant Shares, the Broker Warrants and the Broker Shares;

	(ii)	as to the authorized capital of the Company;

	(iii)	the Company has all requisite corporate power and capacity under the laws of the State of Delaware to carry on its business as presently carried on and to own its properties and assets;

(iv)

the Company is not (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clause (ii) for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and in the case of clause (iii) for any securities laws of any state of the United States;

(v)

neither the execution and delivery of this Agreement, the Subscription Agreements, the Warrant Certificates, and the Broker Warrant Certificates nor the performance by the Company of its obligations hereunder and thereunder, nor the sale or issuance of the Unit Shares, the Warrants, the Warrant Shares, the Broker Warrants and the Broker Shares will result in (i) the violation of the charter or by- laws or similar organizational documents of the Company, (ii) a default or event that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its property or assets is subject, or (iii) the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clause (ii) for any such default or violation that would not, individually or in the aggregate, have a material adverse effect on the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company and in the case of clause (iii) for any securities laws of any state of the United States;

(vi)

each of this Agreement, the Subscription Agreements, the Warrant Certificates and the Broker Warrant Certificates have been duly authorized and executed and delivered by the Company, and each constitutes a valid and legally binding obligation of the Company enforceable against it in accordance with its terms;

(vii)	the Unit Shares have been issued as fully paid and non-assessable securities in the capital of the Company;

(viii)

the Warrants have been duly and validly created and issued and the Warrant Shares have been reserved and authorized and allotted for issuance to the holders thereof and, upon the due exercise of the Warrants in accordance with the provisions of the Warrant Certificate, the Warrant Shares will be validly issued as fully paid and non-assessable securities in the capital of the Company;

(ix)

the Broker Warrants have been duly and validly created and issued and the Broker Shares have been reserved and authorized and allotted for issuance to the Agents and, upon the due exercise of the Broker Warrants in accordance with the provisions of the Broker Warrant Certificates, the Broker Shares will be validly issued as fully paid and non-assessable securities in the capital of the Company;

(x)

no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the Subscription Agreements, the Warrant Certificates, and the Broker Warrant Certificates, the issuance and sale of the Unit Shares, the Warrants, the Warrant Shares, the Broker Warrants and the Broker Shares, and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by this Agreement, the Subscription Agreements, the Warrant Certificates, and the Broker Warrant Certificates, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Units to the U.S. Purchasers and the execution and filing by or on behalf of the Company with the respective securities commissions in Canada, within the prescribed time period, of a report on Form 45-106F1 prepared in accordance with NI 45-106, together with the prescribed filing fees and a duly completed fee checklist form, a Form 8-K and a news release, the execution and filing by or on behalf of the Company with the SEC, within the prescribed time period, of a Form D, a Form 8-K and the Registration Statement and the execution and filing by or on behalf of the Company with the respective securities regulatory authorities in each state of the United States, within the prescribed time period, of any “blue sky” notice filings and fees;

(xi)

the issuance and sale by the Company of the Unit Shares and Warrants to the Purchasers and the issuance of the Broker Warrants to the Agents in accordance with the terms of this Agreement are exempt from the prospectus and registration requirements of applicable Securities Laws in Canada and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the applicable Securities Laws to permit such issuance and sale;

(xii)

the issuance of the Warrant Shares upon due exercise of the Warrants and the issuance of the Broker Shares upon the due exercise of the Broker Warrants will be exempt from the prospectus and registration requirements of applicable Securities Laws in Canada and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under the applicable Securities Laws to permit such issuance and delivery;

(xiii)

no other documents will be required to be filed, proceedings, taken or approvals, permits, consents or authorizations obtained under the applicable Canadian Securities Laws (and no opinion in this clause (xiii) is given in respect of applicable U.S. Securities Laws) in connection with the first trade of the Unit Shares and the Warrant Shares by the Purchasers or the Broker Shares by the Agents, as the case may be, in circumstances where such trade is made through persons registered in a category permitting them to trade such securities under the applicable Securities Laws and who have complied with the relevant provisions of the applicable Securities Laws or in circumstances in which there is an exemption from the registration requirements of the applicable Securities Laws, provided that at the time of such trade:

	(a)	the Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding such trade;

	(b)	at least four months have elapsed from the distribution date;

	(c)	on the distribution date the certificates representing the Unit Shares carried the legends prescribed under Section 2.5(2)(3) of National Instrument 45- 102 – Resale of Securities (“NI 45-102”);

	(d)	the trade is not a “control distribution” within the meaning of NI 45-102;

	(e)	no unusual effort is made to prepare the market or to create a demand for the security that is the subject of the trade;

	(f)	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

	(g)	if the selling securityholder is an insider or officer of the Company, the selling securityholder has no reasonable grounds to believe that the Company is in default of securities legislation.

(xiv)

no registration under the U.S. Securities Act is required for the offer and sale of the Units by the Company or the Agents in the United States or to, or for the account or benefit of, U.S. Persons; and

(xv)	such other matters as the Agents or their counsel may reasonably request;

(f)	the Agents shall have received a certificate in respect of the good standing of the Company from the Delaware Secretary of State;

(g)

the Company will have caused a favourable legal opinion to be delivered by Clark Wilson LLP, counsel to the Company, addressed to the Agents, in form and substance satisfactory to the Agents, acting reasonably, with respect to the following matters:

	(i)	the incorporation and existence of the Material Subsidiary under the laws of its jurisdiction of incorporation;

	(ii)	as to the authorized capital of the Material Subsidiary and holders of the issued and outstanding shares of the Material Subsidiary; and

(iii)

that the Material Subsidiary has all requisite corporate power under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and own its properties and assets; and

(h)	the Subscription Agreements shall have been executed and delivered by the parties thereto in form and substance satisfactory to the Agents and their counsel, acting reasonably;

(i)

the Company shall cause the Transfer Agent to deliver a certificate as to the issued and outstanding Common Shares in the capital of the Company as at the close of business on the day prior to the Closing Date; and

(j)

the Agents shall, in their sole discretion, and acting reasonably, be satisfied with their due diligence review with respect to the business, assets, financial condition, affairs and prospects of the Company.

7.        Rights of Termination

(a)        Due Diligence Out. In the event that the due diligence investigations performed by the Agents and/or their respective representatives reveal any material information or fact not generally known to the public which might, in the Agents’ sole opinion (or any of them), acting reasonably, adversely affect the market price of the Common Shares, quality of the investment or marketability of the Offering, the Agents (or any of them) shall be entitled, at their sole option and in accordance with subsection 7(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by it to purchase the Units) by notice to that effect given to the Company any time prior to the Closing Time on the Closing Date.

(b)        Litigation. If any inquiry, action, suit, investigation (whether formal or informal) or proceeding (including matters of regulatory transgression or unlawful conduct) is commenced by a regulatory authority in relation to the Company or any of the officers or directors of the Company where wrongdoing is alleged, which, in the sole opinion of the Agents (or any of them), materially adversely affects or may materially adversely affect the Company and/or its business, operations or affairs, the Agents (or any of them) shall be entitled, at their sole option and in accordance with subsection 7(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by notice to that effect given to the Company any time prior to the Closing Time on the Closing Date.

(c)        Disaster Out. In the event that prior to the Closing Time, there should develop, occur or come into effect any event of any nature, including without limitation, terrorism, accident, a new or change in any governmental law or regulation, or other condition or financial occurrence of national or international consequence, which, in the sole opinion of the Agents (or any of them), acting reasonably, materially adversely affects, or may materially adversely affect, the financial markets generally or the business, affairs, operations or profitability of the Company or its Subsidiary, or the market price, value or marketability of the Common Shares, the Agents (or any of them) shall be entitled at their sole option, in accordance with subsection 7(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by written notice to that effect given to the Company prior to the Closing Time on the Closing Date.

(d)        Change in Material Fact. In the event that prior to the Closing Time, the Agents or the Agents’ representatives, through their due diligence investigations, or otherwise discover or there should occur a material change or a change in any material fact or a new or undisclosed material fact shall arise or be discovered, which, in the sole opinion of the Agents (or any of them), acting reasonably, has or could be expected to have a significant adverse effect on the business, affairs or profitability of the Company or on the market price, value or marketability of the Common Shares, the Agents (or any of them) shall be entitled, at their sole option, in accordance with subsection 7(h), to terminate their obligations under this Agreement (and the obligations of the

Purchasers arranged by them to purchase the Units) by written notice to that effect given to the Company prior to the Closing Time on the Closing Date.

(e)        Profitably Marketed. In the event that prior to the Closing Time, the state of the financial markets is such that, in the sole opinion of the Agents (or any of them), the Units cannot be profitably marketed, the Agents (or any of them) shall be entitled at their sole option, acting reasonably, in accordance with subsection 7(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by written notice to that effect given to the Company prior to the Closing Time on the Closing Date.

(f)        Non-Compliance With Conditions. The Company agrees that all terms, conditions and covenants in this Agreement shall be construed as conditions and complied with so far as the same relate to acts to be performed or caused to be performed by the Company that it will use its best efforts (or all reasonable efforts, as applicable) to cause such conditions to be complied with, and any breach or failure by the Company to comply with any of such material conditions or in the event that any representation or warranty given by the Company becomes false and is not rectified as at the Closing Time, shall entitle the Agents (or any of them), at their sole option, acting reasonably, in accordance with subsection 7(h), to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by notice to that effect given to the Company at or prior to the Closing Time. The Agents may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to their respective rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agents only if the same is in writing and signed by it.

(g)        Cease Trade Order. In the event that any order to cease trading in securities of the Company is made or threatened by a Securities Regulator, which, in the sole opinion of the Agents (or any of them), acting reasonably, operates or could operate to prevent or restrict trading in or distribution of the Units in any of the Selling Jurisdictions, the Agents (or any of them) shall be entitled, at their option, in accordance with subsection 7(h) of this Agreement, to terminate their obligations under this Agreement (and the obligations of the Purchasers arranged by them to purchase the Units) by written notice to that effect given to the Company prior to the Closing Time.

(h)        Exercise of Termination Rights. The rights of termination contained in subsections 7(a), (b), (c), (d), (e), (f) and (g) above may be exercised by the Agents and are in addition to any other rights or remedies the Agents may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination by the Agents, there shall be no further liability on the part of the Agents to the Company or on the part of the Company to the Agents except in respect of any liability which may have arisen or may arise after such termination in respect of acts or omissions prior to such termination.

8.        Expenses. Whether or not the sale of the Units shall be completed, the Company will pay all reasonable expenses and fees and all applicable taxes in connection with the Offering, including, without limitation, all expenses of or incidental to the issue, sale or distribution of the

Units, including all fees and expenses of its legal counsel, the reasonable fees and expenses of legal counsel to the Agents and all costs incurred in connection with the preparation of documents relating to the Offering. All reasonable fees and expenses of the Offering (including all applicable taxes) shall be payable by the Company on the Closing Date.

9.        Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the Company herein contained or contained in any documents submitted pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Agents or the Purchasers with respect thereto, shall continue in full force and effect for the benefit of the Agents and the Purchasers, as applicable for a period of two years following the Closing. The representations, warranties, covenants and agreements of the Agents herein contained and in connection with the transactions herein contemplated shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Company with respect thereto, shall continue in full force and effect for the benefit of the Company for a period of two years following the Closing.

10.      Indemnity.

(a)       The Company hereby agrees to indemnify and hold the Agents and/or their Affiliates and each of the directors, officers, employees, agents, partners, principals, shareholders and representatives of the Agents and/or Affiliates (hereinafter collectively referred to as the “Personnel”) from and against any and all expenses, losses (other than the loss of profits), claims, damages or liabilities (collectively “Losses”), joint or several (including the aggregate amount paid in reasonable settlement, as provided for herein, of any actions, suits proceedings or claims) and any reasonable fees and expenses of legal counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agents and/or Personnel or to which the Agents and/or Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise, in each case insofar as such expenses, losses, claims, damages or liabilities arise out of or are based directly or indirectly upon the performance of professional service rendered to the Company by the Agents and/or Personnel hereunder or otherwise in connection with the matters referred to in this Agreement.

This indemnity shall not apply to the extent that:

(a) the Agents and/or its Personnel have been grossly negligent or have committed any fraudulent act in the course of rendering the services; and

(b) the expenses, losses, claims, damages or liabilities as to which indemnification is claimed were caused in whole or in substantial part by the gross negligence or fraud referred to in subparagraph (a) above

(any event itemized in subparagraph (a) and (b) above referred to herein as an “Event”).

If for any reason, including without limitation by reason of being contrary to public policy (other than the occurrence of an Event), the foregoing indemnification is unavailable to the Agents and/or its Personnel or, while available, is insufficient to hold it or any of them harmless, then the Company shall contribute to the amount paid or payable by the Agents and/or its Personnel, as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Agents on the other hand but also the relative degrees of fault of the Company and the Agents as well as any other relevant equitable considerations, provided that the Company shall in any event contribute to the amount paid or payable by the Agents and/or its Personnel as a result of such expense, loss, claim, damage or liability that is in excess of the amount of Commission received by the Agents.

The Company agrees to waive any right it has of first requiring the Agents or its Personnel to proceed against or enforce any other right, power, remedy or security or claim for payment from any other person prior to making claim. Promptly after receipt of notice of the commencement of any legal proceeding of the type described or referred to above against the Agents or any of its Personnel or after receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect to which indemnification may be sought from the Company, the Agents shall notify the Company in writing of the commencement thereof and, throughout the course thereof, shall provide copies of all relevant documentation to the Company and will keep the Company advised of the progress thereof and will discuss with the Company all significant actions and proposals. The omission to notify the Company shall not relieve the Company of any liability which the Company may have to the Agents and its Personnel, except to the extent that any such delay in giving or failure to give notice as herein required prejudices the defence of the legal proceedings or investigation or results in any increase in the liability which the Company would otherwise have under this indemnity had the Agents not so delayed in or failed to give the notice herein required.

The Company shall have the right to assume the carriage of the defence of any such legal proceeding or investigation on behalf of the Agents and its Personnel unless the Agents or their Personnel have been advised by their counsel that (i) by so doing there is a substantial risk of a conflict of interest between its position and the position of the Company as to the conduct of the defence thereof or (ii) the Company failed to undertake a defence of such legal proceeding or investigation or appoint counsel reasonably acceptable to the Agents within 20 days from the date that notice of the action has been first received by the Company. The reasonable fees and expenses of the counsel for the Company or counsel for the indemnified party in either of the circumstances described in (i) and (ii) above, shall be for the account of and shall be paid by the Company. None of the Company or the Agents or their Personnel may effect settlement of any claim or action without the other party’s prior written consent; provided that if the Agents or their Personnel refuse to accept settlement which is satisfactory to the Company, then thereafter the costs and expenses payable on a final resolution of the claim or action, to the extent that such cost and amount (including fees and expenses of counsel) exceed the respective amounts acceptable to the Company in connection with such settlement, shall be for the account of the Agents or their Personnel as the case may be.

The Company irrevocably waives as against the Agents any rights of contribution which it may have as a result of a drawing upon the services provided for hereunder.

Without limiting the generality of the foregoing, in case any legal or statutory proceeding shall be filed or brought against the Company by any person or in case any securities commission,

stock exchange or regulatory authority, either domestic or foreign, shall investigate or review the business and affairs of the Company in connection with the performance of the services hereunder, and any of the Personnel shall be requested or required to respond or answer to procedures designed to discover or provide information regarding, in connection with or by reason of the services rendered or to be rendered pursuant hereto, the Agents agree to provide such responses and answers and to co-operate with the Company in connection with such proceeding, investigation or review, and in any such case other than that resulting from the occurrence of an Event, the Company agrees to pay to the Agents an additional fee equal to the usual per diem charges together with such out-of-pocket expenses and disbursements, including the reasonable fees and disbursement of legal counsel, as may be incurred in connection therewith.

The indemnity and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to the Agents and/or Personnel and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Agents and/or any of the Personnel. The foregoing provisions shall survive the completion of professional services rendered under this Agreement.

(b)       Right of Indemnity in Favour of Others. With respect to any person who may be indemnified by paragraph 10(a) above and is not a party to this Agreement, the Agents shall obtain and hold the rights and benefits of this Section 10 in trust for and on behalf of such person.

11.      Advertisements. The Company acknowledges that the Agents shall have the right, subject always to clauses 1(a) and (c) and 3(b) of this Agreement, and the Company’s prior review and approval, at their own expense, to place such advertisement or advertisements relating to the sale of the Units contemplated herein as the Agents may consider desirable or appropriate and as may be permitted by applicable law, including applicable securities laws. The Company and the Agents each agree that they will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transaction provided for herein so as to result in any exemption from the prospectus and registration requirements of applicable securities legislation in any of the provinces of Canada in which the Units shall be offered or sold not being available.

12.      Agents’ Commission. In consideration of the services to be rendered by the Agents in connection with the Offering, the Company shall pay the Agents a cash commission equal to 6.0% of the gross proceeds realized by the Company in respect of the sale of the Units sold pursuant to the Offering (the “Commission”). As additional consideration, the Company shall also issue to the Agents that number of broker warrants (the “Broker Warrants”) as directed by the Agents in the amount equal to 6.0% of the number of Units issued pursuant to the Offering. Each Broker Warrant shall be exercisable to acquire one Common Share (a ”Broker Share”) at the Subscription Price at any time, in whole or from time to time in part, until the date that is 12 months from the Closing Date. The obligation of the Company to pay the Commission and execute and deliver the Broker Warrant Certificates shall arise at the Closing Time.

14.      Notices. Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)	If to the Company, to it at:

Argentex Mining Corporation 602 – 1112 West Pender Street Vancouver, BC V6E 2S1

Attention:                Kenneth Hicks
Fax Number:             (604) 568-1540

with a copy to:

Clark Wilson LLP
800 – 885 West Georgia Street
Vancouver, BC V6C 3H1

Attention:                Ethan Minsky
Facsimile Number:  (604) 687-6314

or if to the Agents to (on behalf of the Agents):

Wellington West Capital Markets Inc.
145 King Street West
Suite 700
Toronto, Ontario M5H 1J8

Attention:                Ezra Chang
Fax Number:             (416) 642-1910

with a copy to:

Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario M5H 3C2

Attention:                Chad Accursi
Fax Number:             (416) 642-7131

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is confirmed to have been sent.

15.      Time of the Essence. Time shall, in all respects, be of the essence hereof.

16.      Canadian Dollars. All references herein to dollar amounts are to lawful money of Canada.

17.      Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

18.      Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

19.      Entire Agreement. This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings including, without limitation, the engagement letter between the Company and the Wellington West Capital Markets Inc. dated as of November 2, 2009 in respect of the Offering. This Agreement may be amended or modified in any respect by written instrument only.

20.      Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

21.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

22.      Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Company, the Agents and the Purchasers and their respective executors, heirs, successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this Agreement shall not be assignable by any party without the written consent of the others.

23.      Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

24.      Effective Date. This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

25.      Counterparts and Facsimile. This Agreement may be executed in any number of counterparts and by facsimile, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

If the Company is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Agents.

Yours very truly,

WELLINGTON WEST CAPITAL MARKETS INC.

Per: /s/ Bill Washington___________
         Authorized Signatory

CANACCORD CAPITAL CORPORATION

Per: /s/ David Rentz__________________
          Authorized Signatory

The foregoing is hereby accepted on the terms and conditions therein set forth.

DATED as of this 27th day of November, 2009.

ARGENTEX MINING CORPORATION

Per: /s/ Kenneth Hicks
         Authorized Signatory

SCHEDULE “A”

This is Schedule “A” to the agency agreement dated as of November 27, 2009 among Argentex Mining Corporation, Wellington West Capital Markets Inc. and Canaccord Capital Corporation.

DETAILS OF OUTSTANDING CONVERTIBLE SECURITIES
AND RIGHTS TO ACQUIRE SECURITIES

Options

Date of Grant	Exercise Price	Number of Securities	Expiry Dates
July 5, 2005	$0.25	233,334	March 26, 2013
July 5, 2005	$0.25	50,000	June 26, 2010
February 7, 2006	$0.49	400,000	February 7, 2011
February 9, 2006	$0.58	200,000	February 9, 2011
March 10, 2006	$0.62	75,000	March 10, 2010
May 11, 2007	$1.35	150,000	May 11, 2011
November 13, 2007	$1.13	100,000	November 13, 2012
October 28, 2008	$0.35	150,000	October 28, 2013
February 10, 2009	$0.37	1,385,000	February 10, 2014
July 14, 2009	$0.60	1,000,000	July 14, 2012

TOTAL		3,743,334

Warrants

Date of Grant	Exercise Price	Number of Securities	Expiry Dates
April 11, 2007	$1.25	900,000	April 11, 2012
January 15, 2009	$0.15	775,000	January 15, 2011
April 24, 2009	$0.45	1,328,334	April 24, 2011
May 22, 2009	$0.45	434,782	May 22, 2011
May 28, 2009	$0.15	500,000	May 28, 2011
June 18, 2009	$0.65	455,000	June 18, 2011
July 13, 2009	$0.65	727,272	July 13, 2011

TOTAL		5,120,388

Incentive Bonuses

Description	Date of Grant	Number of Securities	Expiry Date
If a “Financing Event” occurs, conversion of “Incentive bonus” into common shares, as per terms of Management Agreement with Ken Hicks	Closing price on the date “Financing Event” closes	250,000	Date “Financing Event” closes
If a “Financing Event” occurs, conversion of “Incentive bonus” into common shares, as per terms of Management Agreement with Mark Vanry	Closing price on the date “Financing Event” closes	250,000	Date “Financing Event” closes

If a “Superior Financing Event” occurs, conversion of “Incentive bonus” into common shares, as per terms of Management Agreement with Ken Hicks	Closing price on the date “Superior Financing Event” closes	150,000	Date “Superior Financing Event” closes
If a “Superior Financing Event” occurs, conversion of “Incentive bonus” into common shares, as per terms of Management Agreement with Mark Vanry	Closing price on the date “Superior Financing Event” closes	150,000	Date “Superior Financing Event” closes
If a “Technical Event” occurs, conversion of “Incentive bonus” into common shares, as per terms of Management Agreement with Ken Hicks	Closing price on the date “Technical Event” closes	150,000	Date “Technical Event” closes
If a “Trading Event” occurs, conversion of “Incentive bonus” into common shares, as per terms of Management Agreement with Ken Hicks	Closing price on the date “Trading Event” closes	250,000	Date “Trading Event” closes
If a “Trading Event” occurs, conversion of “Incentive bonus” into common shares, as per terms of Management Agreement with Mark Vanry	Closing price on the date “Trading Event” closes	250,000	Date “Trading Event” closes
TOTAL		1,450,000

SCHEDULE “B”

This is Schedule “B” to the agency agreement dated as of November 27, 2009 among Argentex Mining Corporation, Wellington West Capital Markets Inc. and Canaccord Capital Corporation.

CLAIMS COMPRISING THE PINGUINO PROJECT

The Pingino Project consists of four Manifestaciones de Descubrimiento (“MD”), one of which is partially covered by 30 mining claims (minas or pertenencias).

M.D. Name	File Code	Registered Holder	Hectares	Claim Type
Pinguino	414409/CID/00	SCRN Properties Ltd.	1,472	MD, including 30 minas
Tranquilo 1	405334/SCRN/05	SCRN Properties Ltd.	3,340	MD
Tranquilo 2	405335/SCRN/05	SCRN Properties Ltd.	3,488	MD
Canadon	405336/SCRN/05	SCRN Properties Ltd.	1,826	MD

TOTAL			10,126

SCHEDULE “C”

This is Schedule “C” to the agency agreement dated as of November 27, 2009 among Argentex Mining Corporation, Wellington West Capital Markets Inc. and Canaccord Capital Corporation.

UNITED STATES OFFERS AND SALES

          As used in this Schedule “C”, capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the agency agreement to which this Schedule is annexed and the following terms shall have the meanings indicated:

(a)	“Accredited Investor” means an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, except for Rule 501(a)(4);

(a)

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units and includes the placement of any advertisement in a publication with a gen- eral circulation in the United States that refers to the Offering;

(b)

“Distribution Compliance Period” means the six-month period that begins on the later of (i) the date the Units are first offered to persons other than Distributors in reliance on Regulation S; or (ii) the Closing Date; provided that, all offers and sales by a Distributor of an unsold allotment or subscription shall be deemed to have been made during the Distribution Compliance Period;

(c)	“Distributor” means any Agent, dealer or other person who participates, pursuant to a contractual agreement, in the distribution of the Units;

(d)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S; and

(e)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

Representations, Warranties and Covenants of the Agent

The Agent acknowledges that the Units, the Unit Shares and the Warrants have not been and will not be registered under the U.S. Securities Act or any state securities laws and may not be offered or sold other than pursuant to a transaction exempt from or not subject to the registration requirements of the U.S. Securities Act and all applicable state securities laws. The Agent represents, warrants and covenants to the Company that:

1.

It has not offered and sold, and will not offer or sell any Units as part of its initial distribution, except (i) in an offshore transaction in accordance with Rule 903 of Regulation S to persons that are not, and are not purchasing for the account or benefit of, U.S. Persons or (ii) within the United States or to, or for the account or benefit of, U.S. Persons as provided in paragraphs 2 through 10 below, by arranging for purchasers that are Accredited Investors to purchase Units directly from the Company in transactions that are exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws. Accordingly, neither the Agent nor any of its affiliates nor any person acting on its or their behalf (except as permitted in paragraphs 2 through 10 below) (i) has made or will make any offer to sell or any solicitation of an offer to buy any Units to, or for the account or benefit of, any person within the United States or any U.S. Person, or (ii) has facilitated or will facilitate any sale of Units to any purchaser unless at the time the buy order was or will have been originated, the purchaser was outside the United States and was not a U.S. Person, or the Agent, affiliate or person acting on behalf of either reasonably believed that such purchaser was outside the United States and was not a U.S. Person.

2.	Neither it nor any of its affiliates nor any person acting on its or their behalf has made or will make any Directed Selling Efforts in the United States.

3.

It agrees that, at or prior to confirmation of the sale of the Units, Unit Shares, Warrants or Warrant Shares it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Units, Unit Shares, Warrants or Warrant Shares during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

“The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “1933 Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until six months after the later of the commencement of the offering and closing date, except in either case in accordance with Regulation S under the 1933 Act. Terms used herein have the meanings given to them in Regulation S.”

In addition, prior to the expiration of the Distribution Compliance Period, all subsequent offers and sales of the Units, Unit Shares, Warrants and Warrant Shares by the Agent shall be made only in accordance with the provision of Rule 903 or 904 of Regulation S; pursuant to a registration of the applicable security under the 1933 Act; or pursuant to an available exemption from the registration requirements of the 1933 Act.

The Agent agrees to obtain substantially identical undertakings from each member of any banking and selling group formed in connection with the distribution of the Units contemplated hereby and to comply with the offering restriction requirements of Regulation S.

4.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Units, except with its affiliates, any selling group members or with the prior written consent of the Company. It shall require each selling group member to agree, for the benefit of the Company, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the same provisions of this Schedule as apply to the Agent as if such provisions applied to such selling group member.

5.

All offers of Units in the United States or to, or for the account or benefit of, U.S. Persons by it shall be made through its U.S. registered broker-dealer affiliate (or otherwise pursuant to Rule 15a-6 under the U.S. Exchange Act) in compliance with all applicable U.S. broker-dealer requirements.

6.

Offers of Units in the United States or to, or for the account or benefit of, U.S. Persons shall not be made by it (i) by any form of general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or (ii) in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

7.

Any offer or solicitation of an offer to buy Units that has been made or will be made in the United States or to, or for the account or benefit of, a U.S. Person by it, its affiliates or any person acting on behalf of either was or will be made only to Accredited Investors (or persons that the Agent, its affiliates, or any person acting on behalf of either reasonably believes are Accredited Investors).

8.

It, acting through its U.S. broker-dealer affiliate (or otherwise pursuant to Rule 15a-6 under the U.S. Exchange Act), may offer the Units in the United States or to, or for the account or benefit of, U.S. Persons only to offerees with respect to which it has a pre-existing relationship.

9.

Prior to completion of any sale of Units in the United States or to, or for the account or benefit of, U.S. Persons, each U.S. purchaser thereof solicited by such Agent will be required to execute a Subscription Agreement.

10.	At least one business day prior to the Closing Date, it will provide the Transfer Agent with a list of all purchasers of the Units in the United States or that are U.S. Persons.

11.

At closing on the Closing Date, it, together with its U.S. affiliate, will provide a certificate, substantially in the form of Appendix I to this Schedule, relating to the manner of the offer of the Units in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees that:

1.	The Company is not, and as a result of the sale of the Units contemplated hereby will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended.

2.

During the period in which the Units are offered for sale, neither it nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any Directed Selling Efforts in the United States, or (ii) has engaged in or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) with respect to offers or sales of the Units in the United States or to, or for the account or benefit of, U.S. Persons, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

3.

Until the Closing Date, and except with respect to offers and sales to Accredited Investors in the United States or who are U.S. Persons, neither the Company nor, to the Company’s knowledge, any of its affiliates, nor any person acting on its or their behalf, has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Units to, or for the account or benefit of, any person in the United States or any U.S. Person; or (B) any sale of Units unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States and is not a U.S. Person or (ii) the Company, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States and is not a U.S. Person.

4.

Except with respect to the offer and sale of the Units offered hereby, the Company has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States or to, or for the account or benefit of U.S. Persons, and will not, for a period ending six months after the Closing Date, sell, offer for sale or solicit any offer to buy, any of its securities in the United States in a manner that would be integrated with and would cause the exemption from registration provided by Rule 506 of Regulation D to be unavailable with respect to offers and sales of the Units pursuant to this Schedule “C”.

5.

It will not register any transfer of the Units, Unit Shares, Warrants or Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from the registration requirements of the U.S. Securities Act.

APPENDIX I TO SCHEDULE “C”

AGENT’S CERTIFICATE

          In connection with the private placement in the United States of units (the “Units”) of Argentex Mining Corporation (the “Company”) pursuant to the Agency Agreement dated as of November 27, 2009 between the Company and the Agents named therein (the “Agency Agreement”), the undersigned does hereby certify as follows:

(i)

on the date hereof and on the date of each offer or sale of Units, each of our U.S. affiliates who offered Units in the United States or to, or for the account or benefit, of U.S. Persons is and was (i) a duly registered broker dealer pursuant to Section 15(b) of the U.S. Exchange Act and the securities laws of each state in which such offer is made (unless exempted from the respective state’s broker-dealer registration requirements) and (ii) a member of and in good standing with the Financial Industry Regulatory Authority, Inc.;

(ii)

immediately prior to offering the Units to such offerees, we had reasonable grounds to believe and did believe that each offeree was an “accredited investor” as defined in Rule 501(a) of Regulation D, except for Rule 501(a)(4) (an “Accredited Investor”) under the U.S. Securities Act, and, on the date hereof, we continue to believe that each person in the United States or U.S. Person purchasing Units from the Company in a sale that was pre-arranged by us is an Accredited Investor;

(iii)

no form of general solicitation or general advertising (as those terms are used in Regulation D under the U.S. Securities Act) was used by us, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising, in connection with the offer or sale of the Units in the United States or to or for the account or benefit of U.S. Persons;

(iv)

the offering of the Units in the United States or to or for the account or benefit of U.S. Persons has been conducted by us in accordance with the terms of the Agency Agreement and all of the Schedules thereto; and

(v)

prior to any sale of Units in the United States or to, or for the account or benefit of, persons in the United States or U.S. Persons, we caused each U.S. purchaser to execute a Subscription Agreement.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this 27th day of November, 2009.

WELLINGTON WEST CAPITAL		WELLINGTON WEST CAPITAL
MARKETS INC.		MARKETS (USA) INC.

By:	/s/ Scott Larin	By:	/s/ Thomas K. Wu
	Name: Scott Larin		Name: Thomas K. Wu
	Title: Director, ECM		Title: Vice President & CFO